Exhibit 99.1

TransAct Technologies Reports Preliminary Second Quarter 2021 Financial Results

2021 Second Quarter Net Sales of $9.3 Million
Record FST Recurring Revenue of $2.1 Million, up 214% on a Year-Over-Year Basis
FST Paid Terminals Up 127% from June 30, 2020
Hamden, CT – August 3, 2021 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary operating results for the quarter ended June 30, 2021.

“We are pleased to see a broad based recovery across TransAct’s markets in the second quarter of 2021 due largely to domestic re-openings. As America’s food service operators face mounting challenges from ingredient inflation, labor shortage, and continuing safety concerns, our BOHA! platform has picked up considerable steam. We posted Food Service Technology (“FST”) revenue of $3.1 million for the second quarter of 2021, which represented a 155% increase year-over-year. Our substantial growth within FST comes as a direct result of our rapidly expanding hardware base which also helped fuel our record FST recurring revenue of $2.1 million. To that point, we added over 900 paid terminals during the quarter, bringing the total to 7,942 in service and providing TransAct with a growing base of customers,” said Bart C. Shuldman, Chairman and CEO of TransAct Technologies. “We are also thrilled to see our Casino and Gaming market benefit from domestic re-opening tailwinds with sales up 155% year-over-year and 21% sequentially over the first quarter of 2021. I am incredibly proud of our team’s execution, and our results demonstrate that our industry leading BOHA! ecosystem and casino products remain well positioned to capitalize on the re-opening of the global economy. I believe that TransAct will continue to execute at a high level on its initiatives and that the challenges of safely re-opening only increase the value proposition of TransAct’s solutions in a post-COVID economy.”

Second Quarter 2021 Financial Highlights
•	Net Sales: Net sales for the second quarter of 2021 were $9.3 million, up 76% compared to $5.3 million for the second quarter of 2020.
•	FST Recurring Revenue: FST recurring revenue for the second quarter of 2021 was $2.1 million, up 214% compared to $0.7 million for the second quarter of 2020.
•
Gross Profit: Gross profit for the second quarter of 2021 was $3.3 million, resulting in gross margin of 35.7%, compared to gross profit of $2.3 million for the second quarter of 2020, which resulted in a 43.3% gross margin.

•	Operating loss: Operating loss for the second quarter of 2021 was $(2.8) million, compared to operating loss of $(2.7) million for the second quarter of 2020.
•
Net loss: Net loss for the second quarter of 2021 was $(2.1) million, or $(0.24) net loss per share, based on 9.0 million weighted average common shares outstanding. Net loss for the comparable 2020 period was $(1.9) million, or $(0.25) net loss per share, based on 7.5 million weighted average common shares outstanding.

•	EBITDA: EBITDA loss was $(2.5) million for the second quarter of 2021, compared to an EBITDA loss of $(2.5) million for the second quarter of 2020.
•	Adjusted EBITDA loss: Adjusted EBITDA loss was $(2.1) million for the second quarter of 2021, compared to adjusted EBITDA loss of $(2.3) million for the second quarter of 2020.
•	Paid Terminals: Paid terminals in the market were 7,942 on June 30, 2021, compared to 3,501 on June 30, 2020, an increase of 127%.

2021 Second Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, August 3, 2021, beginning at 4:30 p.m. ET to discuss the Company’s preliminary second quarter 2021 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 888-220-8451 and the conference ID number is 8684634 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to non-recurring items excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net loss before net interest expense, income taxes, depreciation and amortization. A reconciliation of EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net loss before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation, and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA! ™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® brands. TransAct has sold over 3.5 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL™, Ithaca® and Printrex® are trademarks of TransAct Technologies Incorporated. ©2021 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information
The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and six months ended June 30, 2021. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and six months ended June 30, 2021. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three and six months ended June 30, 2021, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above.  As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", or "continue", or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, the adverse effects of the COVID-19 pandemic, related vaccination rates and the emergence of virus variants on our business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, an inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; our ability to fully remediate a previously disclosed material weakness over internal control over financial reporting; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; the effect of the United Kingdom’s withdrawal from the European Union; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.
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Investor Contact:
Bart Shuldman Chairman and Chief Executive Officer TransAct Technologies Incorporated	Michael Bowen ICR, Inc. Michael.Bowen@icrinc.com	Ryan Gardella ICR, Inc. Ryan.Gardella@ircinc.com

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands, except per share data)

Net sales	$9,325	$5,285	$17,626	$15,532
Cost of sales	6,000	2,995	11,112	8,324
Gross profit	3,325	2,290	6,514	7,208

Operating expenses:
Engineering, design and product development	1,804	1,367	3,607	2,752
Selling and marketing	1,767	1,419	3,210	3,627
General and administrative	2,509	2,242	5,118	4,862
	6,080	5,028	11,935	11,241
Operating loss	(2,755)	(2,738)	(5,421)	(4,033)

Interest and other expense:
Interest, net	(29)	(25)	(42)	(22)
Other, net	(17)	(11)	(100)	(176)
	(46)	(36)	(142)	(198)

Loss before income taxes	(2,801)	(2,774)	(5,563)	(4,231)
Income tax benefit	(687)	(921)	(1,243)	(1,386)
Net loss	$(2,114)	$(1,853)	$(4,320)	$(2,845)

Net loss per common share:
Basic	$(0.24)	$(0.25)	$(0.48)	$(0.38)
Diluted	$(0.24)	$(0.25)	$(0.48)	$(0.38)

Shares used in per share calculation:
Basic	8,976	7,543	8,962	7,525
Diluted	8,976	7,543	8,962	7,525

SUPPLEMENTAL INFORMATION – SALES BY MARKET: (Preliminary and Unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)

Food service technology	$3,074	$1,204	$5,821	$2,575
POS automation	1,256	481	2,420	2,039
Casino and gaming	3,467	1,360	6,332	6,291
Lottery	-	817	-	817
Printrex	112	8	271	125
TransAct services group	1,416	1,415	2,782	3,685
Total net sales	$9,325	$5,285	$17,626	$15,532

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	June 30,	December 31,
	2021	2020
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$7,960	$10,359
Accounts receivable, net	5,741	3,377
Note receivable	-	100
Inventories	8,734	11,286
Prepaid income taxes	2,499	2,409
Other current assets	864	644
Total current assets	25,798	28,175

Fixed assets, net	1,843	1,950
Note receivable, net of current portion	-	1,584
Right-of-use asset	2,952	3,618
Goodwill	2,621	2,621
Deferred tax assets	4,147	2,939
Intangible assets, net	481	583
Other assets	573	777
	12,617	14,072
Total assets	$38,415	$42,247

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$2,780	$1,691
Accrued liabilities	2,466	3,665
Lease liability	809	837
Deferred revenue	742	504
Total current liabilities	6,797	6,697

Long-term debt	2,173	2,173
Deferred revenue, net of current portion	232	111
Lease liability, net of current portion	2,167	2,864
Other liabilities	173	166
	4,745	5,314
Total liabilities	11,542	12,011

Shareholders’ equity:
Common stock	130	130
Additional paid-in capital	43,408	42,536
Retained earnings	15,398	19,718
Accumulated other comprehensive income (loss), net of tax	47	(38)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	26,873	30,236
Total liabilities and shareholders’ equity	$38,415	$42,247

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)

Net loss	$(2,114)	$(1,853)	$(4,320)	$(2,845)

Interest expense, net	29	25	42	22
Income tax benefit	(687)	(921)	(1,243)	(1,386)
Depreciation and amortization	246	257	486	495

EBITDA	(2,526)	(2,492)	(5,035)	(3,714)

Share-based compensation expense	431	226	695	413

Adjusted EBITDA	$(2,095)	$(2,266)	$(4,340)	$(3,301)